UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 20, 2004

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place Austin, MN 55912
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to resolutions approved by the Board of Directors of the Company on September 20, 2004, the Board of Directors approved amendments to Sections 34, 35 and 40 of the Bylaws of Hormel Foods Corporation.

Section 34 of the Bylaws was amended to provide, in addition to the existing provisions, that (i) shares of the Company’s stock may be certificated or uncertificated, as provided under Delaware law, and (ii) any or all of the signatures on a stock certificate may be a facsimile.

Section 35 of the Bylaws was amended to provide that in connection with the transfer of stock of the Company, the surrender of certificates for the transferred stock is required only in the case of stock represented by a certificate.

Section 40 of the Bylaws was amended to provide that the fiscal year of the Company shall end on the last Sunday of October of each year.  Prior to this amendment, Section 40 of the Bylaws had provided that “the fiscal year of the corporation shall end on the last Saturday of October in each year.”

The text of Sections 34, 35 and 40 of the Bylaws of Hormel Foods Corporation, as amended on September 20, 2004, is attached hereto as Exhibit 3(ii).

Section 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

The Company has initiated a business realignment project which will consolidate the Company’s sales and services functions within separate legal entities.  These changes will result in a realignment of the Company’s sales and manufacturing functions and centralization of various service functions.  The new entities will be established as of the first day of the Company’s new fiscal year, which is October 31, 2004.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits pursuant to Item 5.03

3(ii)                                       Amendment of Sections 34, 35 and 40 of the Bylaws of Hormel Foods Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	September 24, 2004	By	/s/M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	September 24, 2004	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller